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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 6, 1997
                                                           ------------


                         Commission file number 2-76555
                                                -------

                         COMMERCE SECURITY BANCORP, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                          33-0720548
          --------                                          ----------
(State or other jurisdiction of                        (I.R.S. Employer or
incorporation or organization)                         Identification No.)


7777 Center Avenue, Huntington Beach, California                      92647-3067
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   (Address of principal executive offices)                           (Zip Code)


                                 (714) 895-2929
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     ELDORADO BANCORP ACQUISITION. Effective June 6, 1997, Commerce Security Bancorp, Inc. (the "Company") completed its acquisition (the "Acquisition") of Eldorado Bancorp ("Eldorado") of Tustin, California, the holding company of Eldorado Bank, its wholly owned subsidiary. The Acquisition was effected pursuant to an Agreement and Plan of Merger entered into between the Company and Eldorado on December 24, 1996 (the "Acquisition Agreement").

     Pursuant to the Acquisition Agreement, the Company acquired 100% of the outstanding stock of Eldorado for cash consideration of $23.00 per share. Contemporaneously with the Acquisition, each Eldorado stock option that had not previously been exercised (collectively, the "Eldorado Options") was cancelled in return for the payment by Eldorado of the difference between the $23.00 price per share and the exercise price thereof. The aggregate consideration paid to holders of Eldorado common stock and Eldorado Options (net of the tax benefit arising out of the Eldorado Options) was approximately $90.3 million.

     Eldorado had total assets of approximately $400 million at March 31, 1997. Through Eldorado Bank, Eldorado offered a range of loan and deposit products to businesses, professionals and individuals throughout its market area, conducting its business from twelve functional offices. The Company intends to use all or substantially all of the physical property acquired in the Acquisition in the furtherance of the business of Eldorado Bank.

     On a pro forma basis, the Company had total assets of approximately
$900 million as of March 31, 1997, based on the unaudited financial statements of the Company and Eldorado and on the terms of the Acquisition financing described below.

     Exhibit 99.1 to this report is a copy of the Company's press release, dated June 13, 1997, announcing the completion of the Acquisition.

     BANK MERGERS. In addition to Eldorado Bank, the Company has three other wholly owned bank subsidiaries -- Liberty National Bank in Huntington Beach, California, San Dieguito National Bank in Encinitas, California, and Commerce Security Bank in Sacramento, California. The Company has received regulatory approval to merge each of those subsidiaries with and into Eldorado Bank. The Company expects that such mergers will occur on or about June 30, 1997.

     ACQUISITION FINANCING. Approximately $94.8 million of cash was necessary to pay the cash consideration to holders of Eldorado common stock and Eldorado Options and Acquisition-related expenses incurred by the Company, of which $14.5 million was funded from Eldorado's excess capital and $80.3 million was raised through the Company's sale, effective June 6, 1997, of Class B Common Stock, Special Common Stock, a Junior Subordinated Debenture (and,

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indirectly, Series A Capital Securities), Series B Preferred Stock and common stock warrants, as described below and summarized on the schedule filed as
Exhibit 99.2 to this report.

          CLASS B COMMON STOCK. In conjunction with the Acquisition financing, the 9,697,430 shares of Company common stock, $.01 par value per share, outstanding prior to the closing of the Acquisition were redesignated as "Class B Common Stock," and the Company sold 4,235,615 additional shares of Class B Common Stock to various accredited investors for consideration, net of a 1% commitment fee, of $17,899,157.

          Dartmouth Capital Group, L.P. ("DCG"), the Company's largest shareholder, purchased 1,012,244 of those shares of Class B Common Stock for aggregate consideration, net of a 1% commitment fee, of $4,419,793, of which $4.3 million initially was made in the form of a loan to the Company in December 1996 to fund an escrow account that would have been forfeited to Eldorado if the Company were unable to consummate the Acquisition financing. Peter H. Paulsen, a director of the Company, loaned $200,000 to the Company on the same terms as DCG. That $4.5 million was converted to shares of Class B Common Stock upon the consummation of the Acquisition at a purchase price of $4.40 per share less the 1% commitment fee.

          SPECIAL COMMON STOCK. The Company sold a total of 4,825,718 shares of Special Common Stock, $.01 par value per share (the "Special Common"), to DCG, Madison Dearborn Capital Partners II, L.P., ("MDP"), Olympus Growth Fund II, L.P., ("Olympus I"), and Olympus Executive Fund, L.P., ("Olympus II" and collectively with Olympus I, "Olympus") at a gross purchase price of $4.81 per share, representing an aggregate payment, net of a 1% commitment fee, of $22,984,570. Neither MDP nor Olympus is an affiliate of the other, and prior to their investment in the Company, neither was an affiliate of the Company or DCG.

          The Special Common will be entitled to a liquidation preference over the Class B Common if, in the case of a liquidation or a change in control of the Company, the distribution per share of Common Stock is less than $4.81.
With the exception of 211,425 shares of Non-Voting Special Common issued to each of MDP and Olympus, the Special Common will have one vote per share and will vote as a class with the Class B Common Stock. The Voting Special Common and the Class B Common Stock are hereinafter sometimes referred to as the "voting Common Stock."

          JUNIOR SUBORDINATED DEBENTURE AND SERIES A CAPITAL SECURITIES. CSBI Capital Trust I (the "Trust"), a special purpose trust formed by the Company, issued a total of 27,657 shares of Series A Capital Securities, $1,000 initial liquidation value per share (the "Series A Securities"), to DCG, MDP and Olympus for an aggregate cash payment, net of a 1% commitment fee, of $27,386,368. The Trust in turn invested the proceeds of the Series A Securities in a Junior Subordinated Debenture issued by the Company.

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          For regulatory capital purposes, the Series A Securities will be treated as cumulative preferred stock and qualify as Tier 1 capital of the Company. The Company, however, will treat the Junior Subordinated Debenture as indebtedness for federal income tax purposes and, therefore, will deduct for federal income tax purposes the stated interest and original issue discount, if any, on the Junior Subordinated Debenture.

          SERIES B PREFERRED STOCK. The Company issued a total of 116,593 shares of Series B Preferred Stock, $100 par value per share (the "Series B Preferred"), to DCG, MDP and Olympus for an aggregate amount of $11,545,210, net of a 1% commitment fee.

          For regulatory capital purposes, the Series B Preferred will be treated as a noncumulative preferred stock and qualify as Tier 1 capital of the Company. Dividends on the Series B Preferred will not be deductible by the Company for federal income tax purposes.

          COMMON STOCK WARRANTS. In connection with the purchase of the Series B Preferred, each of MDP, Olympus and DCG purchased a common stock warrant (collectively, the "Investor Warrants") that entitles the holder to purchase shares of Class B Common Stock at an exercise price of $4.81 per share. An aggregate of 4,000,000 shares of Class B Common Stock are subject to the Investor Warrants. The Investor Warrants expire on June 6, 2007. The aggregate purchase price of the Investor Warrants was $40,000.

          The Company also issued common stock warrants (collectively, the "Shattan Warrants") to The Shattan Group, LLC, which acted as the Company's placement agent for the sale of securities to MDP and Olympus. An aggregate of 459,476 shares of Class B Common Stock are subject to the Shattan Warrants, which have an exercise price of $4.81 per share and expire on June 6, 2002. The aggregate purchase price of the Shattan Warrants was $4,595.

     SECURITY OWNERSHIP OF DCG, MDP AND OLYMPUS. Immediately following the closing of the Acquisition, DCG owned 35.1% of the shares of voting Common Stock then outstanding, and each of MDP and Olympus owned 9.9%. Exhibit 99.3 to this report sets forth the respective amounts of each tranche of voting securities owned, as of the closing of the Acquisition, by DCG, MDP, Olympus and each other holder of more than 5% of the shares of voting Common Stock then outstanding.

     DCG, MDP, Olympus and certain other parties, including Robert P. Keller, the President and Chief Executive of the Company, entered into a Shareholder Agreement in connection with the Acquisition financing. Pursuant to that Shareholder Agreement, MDP, Olympus and Mr. Keller have agreed to vote up to a specified percentage of voting Common Stock in favor of persons nominated by DCG for a majority of the directors of the Company. The Shareholder Agreement provides, however, that the shares as to which DCG may direct such votes shall not,

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when aggregated with voting Common Stock held directly by DCG and Keller, represent a more than 48% of the shares of voting Common Stock then outstanding.

     Certain holders of Class B Common Stock (sometimes referred to as the "Direct Holders") also are investors in DCG, or affiliates of such investors, each of whom has the right to designate a director of Dartmouth Capital Group, Inc., DCG's sole general partner. As of the closing of the Acquisition, the Direct Holders owned, in the aggregate, 27.6% of the shares of voting Common Stock then outstanding.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

               Description                                            Page
               -----------                                            ----

     (a)  Financial statements of business acquired                     *
     (b)  Pro forma financial information                               *
     (c)  Exhibits


          99.1   Press release dated June 13, 1997                      7

          99.2   Schedule of Securities Issued to Finance
                 Eldorado Bancorp Acquisition                           9
          99.3   Schedule of Principal Shareholders Upon
                 Closing of Eldorado Bancorp Acquisition               10





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     * To be filed by amendment.


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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMMERCE SECURITY BANCORP, INC.


June 25, 1997                 By:   /s/ Curt A. Christianssen
                                    ------------------------------------------
                                        Curt A. Christianssen
                                        Senior Vice President
                                        Chief Financial Officer




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